UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 5, 2006

_______________________________________________________________________

LEE ENTERPRISES, INCORPORATED

(Exact name of Registrant as specified in its charter)

_______________________________________________________________________

Commission File Number 1-6227

Delaware (State of Incorporation)	42-0823980 (I.R.S. Employer Identification No.)

201 N. Harrison Street, Davenport, Iowa 52801

(Address of Principal Executive Offices)

(563) 383-2100

Registrant’s telephone number, including area code

_____________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition	.

On December 5 and 6, 2006, Lee Enterprises, Incorporated (the “Company”) furnished (or will furnish) information relating to the operating cash flow and operating cash flow margin, and adjustments thereto, adjusted diluted earnings per common share and free cash flow of the Company and/or Pulitzer Inc., an indirect wholly-owned subsidiary of the Company, and as discussed more fully below.

Item 7.01	Regulation FD Disclosure	.

Lee Enterprises, Incorporated (the “Company”) is furnishing information regarding certain non-GAAP financial measures in presentations made December 5 and 6, 2006. The complete contents of the presentations are available on the Company’s website at www.lee.net.

The Company’s presentations include information concerning operating cash flow and operating cash flow margin (which are defined in the Company’s presentations), and adjustments thereto, adjusted diluted earnings per common share, and free cash flow, all of which represent non-GAAP financial measures. The Company believes that operating cash flow, adjusted operating cash flow, the related margin percentages, and free cash flow are useful measures of evaluating its financial performance because of their focus on the results of the Company and its subsidiary, Pulitzer Inc. (“Pulitzer”), and because of the focus on their respective results of operations before depreciation and amortization. The Company also believes that these measures are several of the alternative financial measures of performance used by investors, lenders, lending agencies and financial analysts to estimate the value of the Company and evaluate its ability to meet debt service requirements. The Company believes that its presentation of adjusted earnings per common share provides meaningful supplemental information to investors and financial analysts with which to evaluate the Company’s financial performance by identifying elements of its earnings in the periods presented that may not be indicative of its core business operating results.

Pulitzer-only GAAP financial measures are not reported publicly by the Company. Accordingly, the reconciliations presented below may not be meaningful, except in the context of the financial statements of the Company, taken as a whole.

Information for Pulitzer and the Tucson newspaper partnership for the twelve months ended September 2005 is based, in part, on results prior to the Company’s acquisition of Pulitzer on June 3, 2005, which includes different bases of accounting.

The following tables reconcile each non-GAAP financial measure to the most directly comparable measure under accounting principles generally accepted in the United States of America.

Company Operating Cash Flow and Operating Cash Flow Margin Twelve Months Ended September 30
(Millions)	2006	% of Revenue	2005	% of Revenue
Operating cash flow, as adjusted	$ 292.6	25.9%	$ 222.8	27.2%
Adjustments	(13.2)	(1.1)	(18.0)	(2.2)
Operating cash flow	279.4	24.8	204.8	25.0
Depreciation and amortization	(96.1)	(8.5)	(59.2)	(7.2)
Equity in earnings of associated companies	20.7	1.8	12.7	1.5
Operating income	$ 204.0	18.1%	$ 158.3	19.3%

Pulitzer Inc. Operating Cash Flow and Operating Cash Flow Margin Twelve Months Ended September 2006 and 2005
(Millions)	2006	% of Revenue	2005	% of Revenue
Operating cash flow, as adjusted	$ 109.8	24.7%	$ 109.6	24.5%
Depreciation and amortization	(52.0)	(11.7)	(27.9)	(6.2)
Adjustments	(5.5)	(1.2)	(51.6)	(11.6)
Operating income	$ 52.3	11.8%	$ 30.1	6.7%

Tucson Newspaper Partnership Operating Cash Flow and Operating Cash Flow Margin Twelve Months Ended September 2006 and 2005
(Millions)	2006	% of Revenue	2005	% of Revenue
Operating cash flow	$ 37.7	31.1%	$ 35.7	30.8%
Operating income	$ 37.7	31.1%	$ 35.7	30.8%

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED

Date: December 5, 2006	By:	/s/Carl G. Schmidt
Carl G. Schmidt
Vice President, Chief Financial Officer,
and Treasurer

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